UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2011

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Community Bank System, Inc. (the “Company”) is filing the following executive compensation information to supplement the disclosure contained in the Form S-4, as amended (Registration No. 333-317656) filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2011, and the Proxy Statement/Prospectus filed with the Commission on February 22, 2011 and mailed to The Wilber Corporation (“Wilber”) shareholders on or about February 23, 2011 (the “Proxy Statement/Prospectus”).

The information disclosed below, along with the executive compensation information contained in the Proxy Statement/Prospectus under the section entitled “Executive Compensation,” is meant to provide the shareholders of Wilber with the information required by Section 402 of Regulation S-K.  The information set forth below must be read in conjunction with the information contained in the Proxy Statement/Prospectus.

The Company’s proxy statement for the 2011 Annual Meeting of Shareholders will include the executive compensation disclosure, along with the report of the Company’s Compensation Committee, in its entirety.  The Company’s shareholders are urged to read the proxy statement for the 2011 Annual Meeting of Shareholders when it is available because it will include additional compensation information.  In particular, the proxy statement for the 2011 Annual Meeting of Shareholders will include shareholder action items required under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to shareholder approval of executive compensation.

COMPENSATION OF EXECUTIVE OFFICERS

Introduction; Role of the Compensation Committee

The Compensation Committee of the Board of Directors reviews and administers the Company’s compensation policies and practices for the executive officers of the Company, including the individuals listed in the compensation disclosure tables (the “named executives”).  The Compensation Committee consists of five members of the Board, each of whom are independent, non-employee directors.

The Compensation Committee has authority for determining the level and components of executive compensation.  After appropriate input, review and discussion, the Committee presents its recommendations to the Board for its approval.  The Compensation Committee does not delegate its duties to any other person but does receive input from management to structure the named executives’ performance goals.  The Company’s Chief Human Resources Officer and the human resources staff supports the Compensation Committee’s work by providing information to the Compensation Committee.  At the beginning of each fiscal year, the Compensation Committee discusses the Company’s performance and sets future performance goals and objectives with the President and Chief Executive Officer.

The Compensation Committee, in addition to utilizing the human resources staff and external resources, engaged the executive compensation firm of Pearl Meyer & Partners in 2010 to assist the Compensation Committee by:

•	Providing peer group data and input on executive officer compensation;

•	making recommendations to better correlate pay and performance for executive officer compensation; and

•	providing input on the design of long-term equity-based incentives and programs for executive officers and management without encouraging inappropriate financial risks to the Company.

The Company has not utilized any compensation consultants which were engaged by the Compensation Committee for additional or ancillary services.  The Compensation Committee’s written Charter is available at the Company’s website www.communitybankna.com and in print to any person who requests a copy.

Compensation Discussion and Analysis

Philosophy and Objectives

The Company’s ability to hire and retain talented employees and executives with the skills and experience to develop and execute business opportunities is essential to its success and providing value to its Shareholders.  The Company seeks to provide fair and competitive compensation to its employees by structuring compensation principally around two general parameters.  First, compensation is targeted to be near the median of the market.  Second, employees are rewarded for satisfying objectives designed to achieve growth in the Company’s earnings and specified performance goals.  As a result, selected elements of our compensation program are tied to the achievement of individual and Company performance goals.

The Compensation Committee structures the annual cash incentive and equity-based elements of the compensation program with input from senior management to promote the achievement of the Company’s long-term growth goals, including improvement in earnings per share (“EPS”) each year.  EPS is generally defined as the Company’s net income divided by the weighted average number of shares outstanding during that period.  EPS reflects the best measurement of the Company’s performance and progress towards continuously increasing Shareholder value.

The Company’s compensation program seeks to:

1.           Attract, retain and motivate highly qualified executives through both short-term and long-term incentives that, where appropriate, emphasize overall corporate or group performance;

2.           Provide incentives to increase Shareholder value by:

•	structuring incentive compensation on financial and non-financial performance measures tied to creation of Shareholder value, and
•	utilizing equity-based compensation to more closely align the interests of executives with those of the Company’s Shareholders;

3.           Manage compensation costs through the use of performance and equity-based compensation which utilizes risk assessed incentive performance criteria focused on sustainable long-term earnings growth of the Company; and

4.           Serve as a retention tool for key executive talent through structuring of equity compensation and vesting schedules and by rewarding executives for superior performance.

Policies and Procedures

To achieve the compensation program’s objectives, the Company utilizes the following policies and procedures.

The Company seeks to provide competitive compensation.  The Company compares its cash, equity and benefits-based compensation practices with those of other companies of similar size operating in similar geographic market areas.  The Compensation Committee may consider various industry surveys including the ABA Executive Compensation Standard Report, the NYBA Compensation Standard Report, the Pennsylvania Bankers Association, and the World at Work Compensation Standard Report to confirm the appropriateness of overall compensation levels and the components of compensation for executives.  However, the compensation of the Company’s executive officers is not tied to any specific targets or benchmarks at peer companies except with respect to certain long term incentive compensation as set forth below.

The Company encourages teamwork.  The Company recognizes that its long-term success results from the coordinated efforts of employees, working towards common, well-established objectives.  While individual accomplishments are encouraged and rewarded, the performance of the Company as a whole is a determining factor in total compensation opportunities.

The Company strives for fairness in the administration of compensation.  The Company strives to ensure that compensation levels accurately reflect the level of responsibility that each individual has within the Company.  Executives are informed of individual and Company-wide objectives.

Performance Review and Assessment.  Performance assessment involves the following:

1.           At the beginning of each fiscal year, the Company’s President and Chief Executive Officer distributes written performance goals, which are pre-approved by the Compensation Committee and the full Board.  Performance goals include specific financial and operational objectives for the Company.

2.           All performance goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that progress is assessed on a continuing basis over the course of the year.

3.           At the end of the fiscal year, Company and individual performance is evaluated against the established goals.  These evaluations, as well as consideration of an individual’s position responsibilities, affect decisions on the individual’s salary, cash incentive, and equity-based compensation.

Overview of the Company’s Compensation Program

The Company’s business model is to provide products of a more comprehensive and advanced nature than those offered by smaller financial institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money-center organizations.  The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results.  In furtherance of those requirements, the Company maintains the following compensation programs.

Cash-Based Compensation

Salary.  The Company sets base salaries for employees by reviewing the total cash compensation opportunities for comparable positions in the market.

Management Incentive Plan.  In order to more closely align the employee’s compensation to the Company’s performance, an annual incentive plan is maintained in which approximately 28 percent of the Company’s employees participated in 2010.  Under the incentive plan in effect for 2009, the Company’s achievement of specified earnings performance criteria, among other criteria, triggered the payment (in 2010) of cash awards for all employees in this group as determined by the Compensation Committee.  Incentive award levels, expressed as a percentage of salary, are established for different organizational levels within the Company.  For the named executives, their respective award opportunities reflect the Company’s performance relative to the financial targets and their own performance with respect to their respective areas of responsibility.

Equity-Based Compensation

The Company believes that the use of equity-based compensation, such as stock options and restricted stock, is important because it aligns the interests of key personnel with those of the shareholders.  The Board typically awards equity-based compensation on an annual basis.  Equity awards are generally based on a percentage of salary and various percentages have been established for different organizational levels within the Company.  Equity awards typically consist of a combination of restricted stock and stock options.  Stock options and restricted stock can also serve as an effective tool in recruiting key individuals to work for the Company and vesting requirements encourage those individuals to continue in the employ of the Company.  The Company has, on occasion, issued limited amounts of restricted stock to individuals to support specific business objectives, including rewarding performance in start-up and special assignments and recognizing extraordinary service in consummating acquisitions.  The Company utilizes both time and performance criteria in the vesting conditions for stock options and restricted shares to better correlate equity compensation with the long-term performance of the Company.

Benefits

All salaried employees participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain a talented workforce in a competitive marketplace.  These benefits and related plans help ensure that the Company has a productive and focused workforce.  The Company utilizes pension and 401(k) savings plans to enable employees to plan and save for retirement.

The Company’s tax-qualified 401(k) employee stock ownership plan (the “401(k) Plan”) allows employees to contribute up to 90 percent of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code.  The Company provided a matching contribution up to 4.5 percent of the contributing participant’s salary in 2010.

The 401(k) Plan also includes a discretionary profit sharing feature, pursuant to which the Company may make an annual contribution based on the Company’s net income.  For the past three years, the Company has made profit sharing contributions.  Profit sharing contributions, if any, are allocated to participants who complete at least 1,000 hours of service during the year.  Allocations are made on a pro rata basis to all eligible participants based upon their base salaries.

Compensation of the named executives

The compensation program for senior executives is built around the philosophy of targeting market-median compensation with incentive components that reflect positive, as well as negative, Company and individual performance.  The Company’s compensation program consists of three key elements:

•	base salary;
•	annual bonus pursuant to the Management Incentive Plan (“MIP”); and
•	equity-based and other long-term incentives.

Consistent with the Company’s goal to emphasize performance-based compensation, approximately 58 percent of Messrs. Tryniski’s, Kingsley’s, Donahue’s, Getman’s and Matley’s 2010 compensation (base salary, annual bonus, and equity award) is attributable to base salary and approximately 42 percent is attributable to performance-based incentive compensation (consisting of annual bonus and equity awards).

It is the Company’s policy to not compensate any executive in excess of the Section 162(m) of the Internal Revenue Code limits.  Section 162(m) generally limits the Company’s tax deductions relating to the compensation paid to executives, unless the compensation is performance-based and the material terms of the applicable performance goals are disclosed to and approved by the Company’s Shareholders.  The Company’s equity-based compensation plan has received shareholder approval and, to the extent applicable, was prepared with the intention that the incentive compensation would qualify as performance-based compensation under Section 162(m).

Base Salary

The Company uses the base salary element of total compensation to provide the foundation of a fair and competitive compensation opportunity for each individual named executive.  Each year, the Company reviews base salaries and targets salary compensation at or near the median base salary practices of the market, but maintains flexibility to deviate from market-median practices for individual circumstances.  Generally, the Compensation Committee starts the total compensation review for executives by reviewing any identified compensation trends including general changes in market rates and any recommendations with respect to the base salary of each named executive.  The determination of base salaries is generally independent of the decisions regarding other elements of compensation, but the other elements of total compensation are dependent on the determination of base salary, to the extent they are expressed as percentages of base salary (e.g., the cash incentive under the MIP is a percentage of the executive’s base salary).

As part of a Company wide initiative to actively manage operating costs, the Company froze base salaries for senior management and the named executive officers for fiscal year 2010.  Please see the Summary Compensation Table contained in the Proxy Statement/ Prospectus and the accompanying narrative disclosures for more information regarding the base salaries of the named executives.

Annual Bonus pursuant to the Management Incentive Plan

The awards of annual incentive bonuses are not based on a rigid mathematical formula.  Rather, the Compensation Committee retains significant discretion in determining incentive bonuses to be paid based on many factors, including the Committee’s assessment of the Company’s performance, management’s overall performance as a group, and other individual contributions.  The Compensation Committee also takes into account management’s performance in addressing unanticipated matters, general economic conditions, and any other factors the Committee deems relevant.

A principal factor in the Compensation Committee’s evaluation of performance is a review of the achievement of the pre-determined annual corporate goals.  The goals are intended to focus management’s priorities in the operation of the Company but are not intended to be the only element in the Committee’s determination of incentive bonuses.  Accordingly, the compensation of each executive officer is based in part on the assessment of the achievement of these corporate goals and in part on the subjective assessment of other factors the Compensation Committee determines relevant at the end of each year.

At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals.  Corporate goals are proposed by senior management, reviewed and approved by the Committee and also approved by the Board of Directors on an annual basis.  The Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value.  Prior to approving payment of the incentive bonuses in 2010, the Committee evaluated the Company’s performance by assessing if, and the extent to which, the Company achieved or failed to achieve the corporate goals approved by the Board of Directors for fiscal year 2009.  Based on its assessment of performance in achieving the pre-determined goals and other factors deemed to be relevant, the Committee determined that the Company’s performance was below target level by 25% resulting in awards for the 2009 year (paid in 2010) being approximately 75% of the target amount.

The Company’s corporate goals for payments made under the 2009 MIP paid in 2010 and the level at which the Compensation Committee determined they were achieved are as follows:

	Corporate Goal	Relative Weight	2009 Achievement
(1)	Improvement in earnings per share above prior year	30%	0%
(2)	Success in integration of Citizens branch acquisition	15%	150%
(3)	Improvement in commercial banking operating objectives including loan growth and related business deposits	15%	100%
(4)	Maintenance of asset quality metrics	10%	150%
(5)	Achievement of retail banking goals including organic growth in loans and deposits	15%	100%
(6)	Achievement of earnings goals for its wealth management and benefit administration businesses	15%	50%
	Totals	100%	75%

Please see the Grants of Plan-Based Awards table presented in the Proxy Statement/Prospectus and related footnotes for more information regarding the amount received by each of the named executives under the MIP.  The performance levels achieved for the 2010 MIP plan year, to be paid in 2011, were above target level resulting in the actual awards for the 2010 plan year being approximately 137% of the target amounts.

Equity-Based and Other Long-Term Incentive Compensation

The Compensation Committee believes that the interests of the Company’s Shareholders are best served when a significant percentage of its officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of the Company’s stock and other indicators that reflect improvements in business fundamentals.  Therefore, it is the Compensation Committee’s intention to make annual grants of equity-based awards to the named executives and other key employees which are designed to accomplish long-term objectives of the Company’s compensation program.

Each year the Compensation Committee determines equity-based awards under the Company’s 2004 Long-Term Incentive Compensation Program.  The Company has provided an equity program under which the named executives receive 75 percent of their total available equity compensation on an annual basis; half of this compensation is in the form of stock options and half is in the form of restricted stock.  The remaining 25 percent of available equity compensation has been granted in the form of performance stock awards which have a three-year vesting schedule tied to the satisfaction of long-term goals over that three year period.

The Compensation Committee established performance measures on which the vesting of the performance stock awards were based for the three-year period starting January 1, 2010 and ending December 31, 2012.  The performance measures for the long-term performance stock awards consist of: (i) achievement of total shareholder returns equivalent to the KBW Regional Bank Index and (ii) improvement in the Company’s consolidated return on equity to 9.6% by December 31, 2012.  The total shareholder return factor will be weighted at 25% and the return on equity factor will be weighted at 75%.  The Committee believes that use of these performance measures correlates to the performance of the Company’s core business and long-term sustainable growth.  Superior performance under these measures over the three-year measurement period will ultimately benefit Company shareholders through increased profits, dividends and share value.

The Committee has also established threshold, target and maximum levels of performance for each of the measures and determined that 50% of the target level long-term incentive award would vest for threshold level performance, 100% of long-term incentive award would vest for target level performance, and 200% of the target level long-term incentive award would vest for performance at or above the maximum level.

The following table shows the threshold, target and maximum performance levels for each of the performance measures.

Performance Levels Established by the Compensation Committee

	Performance Measure	Threshold	Target	Maximum

(i)	Total shareholder returns (25% weight)	50% of KBW Regional Bank Index	100% of KBW Regional Bank Index	150% of KBW Regional Bank Index

(ii)	Return on Equity (75% weight)	50% of Improvement	100% of Improvement	150% of Improvement

The Compensation Committee will monitor the performance levels and at the end of the three year period determine the level of achievement under the performance measures.  The Compensation Committee recognizes that no set of performance goals can anticipate every situation and the changing environments that the Company must react to with appropriate business strategies.  Therefore, the Compensation Committee maintains the right in its judgment to adjust or modify the achievement levels for some or all of the performance goals if extraordinary circumstances significantly influence the Company’s actual results or change the Company’s performance goals.

The Company does not backdate options or grant options retrospectively.  In addition, the Company does not coordinate grants of options so that they are made before announcements of favorable information, or after announcement of unfavorable information.  The Company’s options are granted at fair market value on a fixed date with all required approvals obtained in advance of or on the actual grant date.  All grants to executive officers require the approval of the Compensation Committee.  The Company’s general practice is to grant options only on the annual grant date, although there are occasions when grants have been made on other dates, such as the employment of new employees with grants being made as of the date of hire.  The exercise price of the stock options is determined as the closing price of a share of the Company’s common stock on the New York Stock Exchange on the date of grant.

Please see the Summary Compensation Table and the Grants of Plan-Based Awards table presented in the Proxy Statement/Prospectus and the accompanying narrative disclosure for more information regarding the number and value of the stock option awards received by each of the named executives.

Perquisites

Although perquisites are not a key element of the Company’s compensation program, the Company’s named executives, along with certain other senior level executives, are provided a limited number of perquisites whose purpose is to support those executives in their business functions.  The Company provides the following perquisites to some, but not all, of the named executives, as quantified in the Summary Compensation Table.

•
memberships to local country and social clubs to enable executives to interact and foster relationships with customers and the local business community.  Memberships do not exceed $8,500 for each named executive;

•	use of a Company-owned vehicle for those executives responsible for managing geographic territories which span the Company’s market from Northeastern Pennsylvania to the Canadian border; and

•	term life insurance coverage in excess of limits generally available to employees.

Please see the Summary Compensation Table and accompanying narrative disclosures presented in the Proxy Statement/Prospectus for more information on perquisites and other personal benefits the Company provides to the named executives.

Retirement and Other Benefits

The Company provides retirement benefits through a combination of the Pension Plan and the 401(k) Plan for most of its regular employees, including the named executives.  The 401(k) Plan and the Pension Plan are more fully described under the section entitled “Retirement Plan Benefits.”  The Pension Plan is available to all of the Company’s employees after one year of service.

Certain named executives are also covered by an individual supplemental retirement agreement that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to Internal Revenue Code limitations.  The Company’s retirement plans are more fully described under the section entitled “Pension Benefits.”

The Company offers the named executives and certain other senior level executives the opportunity to participate in the Deferred Compensation Plan for Certain Executive Employees of Community Bank System, Inc. (the “Deferred Compensation Plan”).  The named executives may elect to defer cash compensation into the Deferred Compensation Plan as described under the section entitled “Nonqualified Deferred Compensation Plan.”

The Company has entered into an employment agreement with each of the named executives.  These individual agreements generally provide for severance or other benefits following the termination, retirement, death or disability of the named executives.  The agreements, which also include change in control provisions, are more fully described under the section entitled “Employment Agreements.”  Such change in control provisions all contain a “double trigger,” providing benefits only upon an involuntary termination or constructive termination of the named executive in connection with a change in control.

The Company currently has a succession plan to help assure a smooth transition with respect to any changes that may occur in senior management.  In the event of such changes, the Compensation Committee will consider appropriate transition agreements with key officers of the Company consistent with the purposes of the succession plan.  The terms and conditions of any such transition agreements will be recommended by management and approved by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ Scott Kingsley
Name: Scott Kingsley
Title: Chief Financial Officer

Dated:  March 1, 2011